Exhibit 23








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 1995 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-23152, 33-30171, 33-23153, 33-51433 and 33-54415.



/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 1, 1995